SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 20, 2000





                             FOUR OAKS FINCORP, INC.
             (Exact name of registrant as specified in its charter)
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           NORTH CAROLINA                          000-22787                               56-2028446
           (State or other                   (Commission File No.)                       I.R.S. Employer
            jurisdiction                                                              Identification Number
          of incorporation)

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              6144 U.S. 301 SOUTH, FOUR OAKS, NORTH CAROLINA 27524
                    (Address of principal executive offices)


                                 (919) 963-2177
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.


         Four Oaks Fincorp, Inc. announced on March 20, 2000, a three-for-two stock split of its common stock, par value $1.00 per share ("Common Stock"), to be effected as a stock dividend (the "Stock Split"). Each shareholder of record of Common Stock on March 31, 2000, is entitled to receive one and one-half (1 1/2 ) shares of Common Stock for each share of Common Stock held by such shareholder on the record date. The payment date for the Stock Split is April 7, 2000.

         In accordance with Rule 416(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Common Stock registered for sale under the Securities Act by the following Registration Statements on Forms S-3 and S-8 will be deemed to be increased by the Stock Split to cover the additional shares resulting from the application of the Stock Split to the registered shares of Common Stock remaining unsold under the Registration Statements listed below as of April 7, 2000:

          Registration Statement on Form S-3 (Reg. No.
          333-33527) filed with the Securities and Exchange
          Commission on August 13, 1997.

          Registration Statement on Form S-8 (Reg. No.
          333-30677) filed with the Securities and Exchange
          Commission on July 2, 1997.


         The foregoing Registration Statements, each of which incorporates this current report on Form 8-K, are hereby amended pursuant to Rule 416(b) promulgated under the Securities Act to increase the number of shares of the Common Stock registered thereunder to reflect the effects of the Stock Split.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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                                        FOUR OAKS FINCORP, INC.


                                        By:    /s/ Nancy S. Wise
                                           -------------------------------
Dated: March 27, 2000                      Nancy S. Wise
                                           Senior Vice President, Chief Financial Officer
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